                                                                    Exhibit 99.1

                                  PRESS RELEASE


                   SONIC FOUNDRY REPORTS 2003 SECOND QUARTER,
                                SIX MONTH RESULTS

   Company maintains constant sales and reports improved loss from operations

MADISON, WI - May 1, 2003 - Sonic Foundry(R), Inc. (NASDAQ: SOFO), a leading digital media software solutions company, today announced results for its second quarter and first six months of fiscal 2003. Sonic Foundry reported consistent sales; slight improvements in gross margins; and, continued reductions in operating expenses for both the second quarter and six-month periods.

"Sonic Foundry is getting ready to begin its next chapter," said Rimas Buinevicius, chairman and CEO of Sonic Foundry. "As we have previously stated, we are focusing our efforts on new high-growth markets where we believe there is enormous opportunity where rich media applications are being embraced. We are well along in our process of selling certain business assets that meet those business goals and expect to announce the outcome of these efforts in the days ahead."

Highlights for the second quarter and first six months of 2003 include:

..    Second quarter revenues were $6.4 million, relatively unchanged from $6.5 million reported for the second quarter of fiscal 2002; but, up slightly from first quarter revenues of $6.0 million. For the six-month period, revenues were $12.4 million compared to $12.5 million reported one year earlier.

..    Gross margins improved slightly quarter-to-quarter and year-to-year. For the second quarter, Sonic Foundry reported gross margins of $3.8 million compared to $3.7 million for second quarter of 2002. Year-to-date, gross margins increased to $7.4 million for fiscal 2003, compared to $6.9 million for the first six months of fiscal 2002.

..    Operating expenses continued to be reduced - both for the quarter (down approximately 12 percent) and six-month period (down approximately 8 percent) - and, together with the company's reduced cost of sales, helped lead to a sharp improvement in reported loss from operations to $908,000, an improvement of nearly 50 percent compared to the loss from operations of $1.7 million reported for the second quarter of 2002. For the six-month period, the company reduced its loss from operations by more than 30 percent to $3.0 million compared to the loss of $4.3 million it reported for the same period one year ago.

..    The company's net loss for the second quarter was $2.1 million, or 8 cents per share, compared to a net loss of $2.9 million, or 11 cents per share for the second quarter of 2002.

The company will host a conference call on Tuesday, May 6 at 9 a.m. ET to discuss its second quarter 2003 fiscal results and go-forward strategy. A live Webcast and replay of the conference call can be accessed at www.vcall.com.

About Sonic Foundry(R), Inc.

Founded in 1991, Sonic Foundry (NASDAQ:SOFO) is a leading provider of desktop and enterprise digital media software solutions. Its complete offering of media tools, systems and services provides a single source for creating, managing, analyzing and enhancing media for government, business, education and entertainment.

Sonic Foundry is based in Madison, Wis., with offices in Santa Monica, Toronto and Pittsburgh. For more information about Sonic Foundry, visit the Company's Web site at www.sonicfoundry.com

Press Contact:                         Investor Contact:
Terri Douglas                          Richard Cooper/Rob Schatz
Catapult PR-IR                         Strategic Growth International
(303) 581-7760, ext. 18                (516) 829-7111
tdouglas@catapultpr-ir.com             sgi@netmonger.net

                                       ###

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

This news release does not constitute an offer to sell or the solicitation of an offer to buy our securities, nor will there be any sale of our securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
                        (in 000's except for share data)

                                                                     March 31,        September 30,
                                                                       2003               2002
                                                                       ----               ----
                                                                    (unaudited)
Assets
Current Assets:
  Cash and cash equivalents                                         $ 1,233               $ 3,704
  Accounts receivable, net of allowances of $542 and $729             3,303                 3,886
  Accounts receivable, other                                            127                    89
  Inventories                                                           403                   362
  Prepaid expenses and other current assets                             405                   619
                                                                    -------               -------
   Total current assets                                               5,471                 8,660

Property and equipment:
  Buildings and improvements                                          2,477                 2,450
  Equipment                                                          13,290                13,263
  Furniture and fixtures                                                573                   567
                                                                    -------               -------
   Total property and equipment                                      16,340                16,280
   Less accumulated depreciation                                      9,241                 7,584
                                                                    -------               -------
     Net property and equipment                                       7,099                 8,696
Other assets:
  Goodwill and other intangibles, net                                 8,230                 8,255
  Capitalized software development costs, net                         1,133                 1,333
  Debt issuance costs, net of $568 and $323 of amortization             408                   653
  Other assets                                                           38                    46
                                                                    -------               -------
   Total other assets                                                 9,809                10,287
                                                                    -------               -------
Total assets                                                        $22,379               $27,643
                                                                    =======               =======

                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
                        (in 000's except for share data)

                                                                                 March 31,          September 30,
                                                                                   2003                 2002
                                                                                (unaudited)
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                                              $   2,134            $   3,035
  Unearned revenue                                                                     87                   62
  Accrued liabilities                                                               1,189                1,090
  Accrued restructuring charges                                                        --                   93
  Current portion of long-term debt                                                 1,351                  574
  Convertible debt, net of discount                                                 4,438                3,482
  Current portion of capital lease obligations                                        302                  820
                                                                                ---------            ---------
Total current liabilities                                                           9,501                9,156

  Long-term obligations, net of current portion                                        33                  323
  Capital lease obligations, net of current portion                                    10                   64
  Other liabilities                                                                   128                  116

Stockholders' equity:
  Preferred stock, $.01 par value, authorized 5,000,000
    shares; none issued and outstanding                                                --                   --
  5% preferred stock, Series B, voting, cumulative,
    convertible, $.01 par value (liquidation preference at
    par), authorized 10,000,000 shares, none issued and
    outstanding                                                                        --                   --
  Common stock, $.01 par value, authorized 100,000,000
    shares; 27,812,259 and 27,729,825 issued and 27,784,509 and 27,702,075
    outstanding at March 31, 2003 and September 30, 2002                              278                  277
  Additional paid-in capital                                                      167,070              167,028
  Accumulated deficit                                                            (154,437)            (148,985)
  Receivable for common stock issued                                                  (26)                 (26)
  Cumulative foreign currency translations                                            (10)                (111)
  Unearned compensation                                                               (18)                 (49)
  Treasury stock, at cost, 27,750 shares                                             (150)                (150)
                                                                                ---------            ---------
  Total stockholders' equity                                                       12,707               17,984
                                                                                ---------            ---------
Total liabilities and stockholders' equity                                      $  22,379            $  27,643
                                                                                =========            =========

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                               Sonic Foundry, Inc
                            Statements of Operations

                        (in 000's except for share data)

(Unaudited)                                     Three Months Ended      Six Months Ended
                                                     March 31,              March 31,
                                                 2003        2002        2003        2002
                                               --------    --------    --------    --------
Revenue:
Software license fees                          $  4,321    $  4,013    $  8,442    $  7,704
Media services                                    2,034       2,438       3,945       4,785
                                               --------    --------    --------    --------
     Total revenue                                6,355       6,451      12,387      12,489
Cost of revenue:
Cost of software license fees                       898         969       1,729       1,968
Cost of media services                            1,615       1,798       3,266       3,575
                                               --------    --------    --------    --------
     Total cost of revenue                        2,513       2,767       4,995       5,543
                                               --------    --------    --------    --------

Gross margin                                      3,842       3,684       7,392       6,946

Operating expenses:
Selling and marketing expenses                    1,837       1,903       4,208       4,304
General and administrative expenses               1,584       1,662       3,285       3,263
Product development expenses                      1,329       1,815       2,890       3,662
                                               --------    --------    --------    --------
     Total operating expense                      4,750       5,380      10,383      11,229
                                               --------    --------    --------    --------
Loss from operations                               (908)     (1,696)     (2,991)     (4,283)

Other income (expense):
Interest expense                                   (287)       (154)       (554)       (189)
Non-cash interest expense                          (921)       (858)     (2,006)       (858)
Interest and other income                            11        (204)         10        (200)
                                               --------    --------    --------    --------
     Total other income (expense)                (1,197)     (1,216)     (2,550)     (1,247)
                                               --------    --------    --------    --------
Loss before income taxes and
   cumulative effect of change in
   accounting principle                          (2,105)     (2,912)     (5,541)     (5,530)
Income tax benefit                                   --          --          89          --
                                               --------    --------    --------    --------
Loss before cumulative effect of change in
   accounting principle                          (2,105)     (2,912)     (5,452)     (5,530)
Cumulative effect of change in accounting
principle                                            --          --          --     (44,732)
                                               --------    --------    --------    --------
Net loss                                       $ (2,105)   $ (2,912)   $ (5,452)   $(50,262)
                                               ========    ========    ========    ========

Loss per common share:
Loss before cumulative effect of change in
accounting principle                           $  (0.08)   $  (0.11)   $  (0.20)   $  (0.21)
Cumulative effect of change in accounting
principle                                            --          --          --       (1.71)
                                               --------    --------    --------    --------
Net loss per common share -basic
and diluted                                    $  (0.08)   $  (0.11)   $  (0.20)   $  (1.92)
                                               ========    ========    ========    ========